UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022 (October 3, 2022)

IMUNON, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2022, Imunon, Inc. (the “Company”) announced that the Board of Directors (the “Board”) appointed James E. Dentzer to the Board as a Class II Director effective September 29, 2022. Mr. Dentzer has served as the President and Chief Executive Officer and a member of the Board of Directors of Curis, Inc. (“Curis”), a biotechnology company focused on the development of innovative therapeutics for the treatment of cancer, since September 2018. From March 2018 to September 2018, Mr. Dentzer served as Curis’ Chief Operating Officer and Chief Financial Officer. From March 2016 to March 2018, Mr. Dentzer served as Curis’ Chief Administrative Officer and Chief Financial Officer. Mr. Dentzer also held the positions of secretary and treasurer at Curis from March 2016 to March 2019. Prior to joining Curis, Mr. Dentzer served as Chief Financial Officer of Dicerna Pharmaceuticals, Inc., a biotechnology company, from December 2013 to December 2015. Prior to such role, he was the Chief Financial Officer of Valeritas, Inc., a medical technology company, from March 2010 to December 2013. Before joining Valeritas, Inc., he was the Chief Financial Officer of Amicus Therapeutics, Inc., a biotechnology company, from October 2006 to October 2009. In prior positions, he spent six years as Corporate Controller of Biogen Inc., a biotechnology company, and six years in various senior financial roles at E.I. du Pont de Nemours and Company, a chemical, petroleum and biotechnology company, in the U.S. and Asia. Mr. Dentzer holds a B.A. in philosophy from Boston College and an M.B.A. from the University of Chicago.

Mr. Dentzer’s Class II term will expire at the Company’s Annual Meeting of Stockholders in 2024. Mr. Dentzer will receive standard non-employee director fees, including an initial grant of stock options under the Company’s 2018 Stock Incentive Plan, as amended (the “Plan”), to purchase 2,667 shares of the Company’s common stock, vesting in three equal installments with the first vesting date on January 1, 2023, and annually thereafter.

The Board has determined that Mr. Dentzer is an independent director in accordance with the applicable rules of the SEC and The NASDAQ Stock Market. Mr. Dentzer does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K.

On October 3, 2022, the Company issued a press release announcing the appointment of Mr. Dentzer, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 3, 2022, announcing appointment of James E. Dentzer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON, INC.

Dated: October 3, 2022	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President and Chief Financial Officer